Exhibit d.4

NOTICE OF GUARANTEED DELIVERY FOR SHARES OF

COMMON STOCK OF MCG CAPITAL CORPORATION

SUBSCRIBED FOR PURSUANT TO THE BASIC SUBSCRIPTION

AND THE OVER-SUBSCRIPTION PRIVILEGE

MCG Capital Corporation Rights Offering

As set forth in the Prospectus dated                     , 2008 (the “Prospectus”) under “The Rights Offering—Methods for Exercising Rights,” this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of MCG Capital Corporation shares of common stock (the “Shares”) subscribed for by exercise of transferable rights (“Rights”) pursuant to the basic subscription and the over-subscription privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. on              (the “Expiration Date”) or, if the offer is extended, by the close of business two business days prior to the extended Expiration Date. The terms and conditions of the offer set forth in the Prospectus are incorporated by reference herein.

The Subscription Agent is:

AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

By Facsimile: (718) 234-5001	Telephone Confirmation: 877-248-6417, or 718-921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF

INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET

FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The broker-dealer, trust company, bank or other nominee that completes this form must communicate the guarantee and the number of Shares subscribed for under both the basic subscription and the over-subscription privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed Shares and (ii) a properly completed and executed subscription certificate to the Subscription Agent prior to             , on the Expiration Date. The Subscription Certificate and full payment must then be delivered to the Subscription Agent by the close of business on              which is the third business day after the Expiration Date, unless extended by MCG Capital Corporation. Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a broker-dealer, trust company, bank or other nominee, guarantees delivery of payment to the Subscription Agent by the close of business on April     , 2008, the Expiration Date by the close of business on April     , 2008 the third business day after the Expiration Date, unless extended by MCG Capital Corporation, the following must be delivered to the Subscription Agent: (i) a properly completed and duly executed subscription certificate and (ii) payment of the full estimated subscription price of $             per share for the shares subscribed for in the basic subscription and any additional shares subscribed for pursuant to the over-subscription privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

1. Basic Subscription	Number of Shares requested for which you are guaranteeing delivery of Rights and Payment: Shares	Payment to be made in connection with Shares: $

2. Over-Subscription	Number of Shares requested for which you are guaranteeing payment: Shares	Payment to be made in connection with Shares: $

3. Totals	Total Number of Rights to be Delivered: Rights	Total Payment: $

Method of Delivery of Rights (circle one):

A. Through The Depository Trust Company (“DTC”)* [            ] B. Direct to the Subscription Agent

Please note that if you are guaranteeing for over-subscription Shares and are a DTC participant, you must also execute and forward to              [a nominee holder over-subscription certificate].

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name (Please Type or Print)

Name of Registered Holder (If Applicable)	Date

Telephone Number

*	IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.